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                                                                    EXHIBIT 24.2

                                POWER OF ATTORNEY

I, the undersigned officer of NTN Communications, Inc., hereby severally constitute and appoint Stanley B. Kinsey and James B. Frakes, and each of them singly, my true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this registration statement on Form S-3 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.


                                                      /s/ James B. Frakes
                                                      --------------------------
                                                      James B. Frakes
                                                      Chief Financial Officer

Date:  May 9, 2001